EXHIBIT 99.1

ZOLL MEDICAL CORPORATION ANNOUNCES THE ADDITION

OF A PRESIDENT

Two Executives Named as ZOLL’s First Senior Vice Presidents

June 30, 2008—CHELMSFORD, MA.—ZOLL Medical Corporation (Nasdaq: GS: ZOLL), a manufacturer of resuscitation devices and related software solutions, announced that Jonathan Rennert, 44, today joined ZOLL to serve as its President and will be primarily responsible for managing ZOLL’s core defibrillator/resuscitation business. This position has been held by Richard A. Packer since 1996. Mr. Packer will remain Chairman and Chief Executive Officer, positions he has held since 1999. Mr. Rennert will report to Mr. Packer.

Prior to joining ZOLL, Mr. Rennert served as President and Chief Executive Officer of BioProcessors Corporation, a venture-financed life science tools developer, based in Woburn, Mass. Previously, Mr. Rennert held positions in general management, manufacturing and engineering with PerkinElmer, Inc. and United Technologies’ Carrier Corporation. Earlier in his career, he was employed by General Electric and Anderson Consulting. Mr. Rennert holds MS degrees in Management and Mechanical Engineering from the Massachusetts Institute of Technology (MIT) and a BS in Engineering from Princeton University.

“We are pleased to welcome Jon to ZOLL’s management team,” stated Mr. Packer. “Jon has an extensive background leading businesses to profitable growth. With the significant growth that ZOLL has experienced in recent years, Jon will help add management depth to our day-to-day operations. This will help ensure ZOLL’s core business continues to succeed as we develop our future, emerging businesses.”

In addition, ZOLL announced that Ward Hamilton and Steven Flora are being named as ZOLL’s first Senior Vice Presidents. Mr. Hamilton has held the position of Vice President of Marketing since 1992. Mr. Flora has held the position of Vice President of North American Sales since 1998. “Ward and Steve have played critical roles within ZOLL for many years,” said Mr. Packer. “The wisdom, judgment and experience they bring to ZOLL as part of our executive management team have been important to our success. Each will continue to play critical roles, leading our core Marketing and Sales efforts, respectively, reporting to Jon.”

About ZOLL Medical Corporation

ZOLL Medical Corporation is committed to developing technologies that help advance the practice of resuscitation. With products for pacing, defibrillation, circulation, ventilation, and fluid resuscitation, ZOLL provides a comprehensive set of technologies, including Real CPR Help® and See-Thru CPR® that help clinicians, EMS professionals, and lay rescuers resuscitate sudden cardiac arrest or trauma victims. ZOLL also designs and markets software that automates the documentation and management of both clinical and non-clinical information.

ZOLL markets and sells its products in more than 140 countries. The Company has direct operations, distributor networks, and business partners throughout the U.S., Canada, Latin America, Europe, the Middle East and Africa, Asia, and Australia. 2008 marks the 25th anniversary of ZOLL’s resuscitation product development. For more information, visit www.zoll.com.

Certain statements contained in this press release, including statements regarding the future business of the Company, and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those factors discussed in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 9, 2008. You should not place undue reliance on the forward-looking statements in this press release, and the Company disavows any obligation to update or supplement those statements in the event of any changes in the facts, circumstances, or expectations that underlie those statements.

Copyright ©2008 ZOLL Medical Corporation. All rights reserved. 269 Mill Road, Chelmsford, MA 01824-4105. ZOLL, Real CPR Help and See-Thru CPR are registered trademarks of ZOLL Medical Corporation. All product names are the property of their respective owners.